QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 3.1

AMENDED AND RESTATED
BYLAWS
of
Regal Entertainment Group
as
Amended

i

5.	CAPITAL STOCK			10
	5.1.	Certificates of Stock; Uncertificated Shares		10
	5.2.	Lost Certificates		10
	5.3.	Record Date		10
		5.3.1.	Actions by Stockholders	10
		5.3.2.	Payments	11
	5.4.	Stockholders of Record		11
	5.5.	Transfers of Stock		11
6.	INDEMNIFICATION; INSURANCE			12
	6.1.	Authorization of Indemnification		12
	6.2.	Right of Claimant to Bring Action Against the Corporation		12
	6.3.	Non-exclusivity		13
	6.4.	Survival of Indemnification		13
	6.5.	Insurance		13
7.	GENERAL PROVISIONS			13
	7.1.	Inspection of Books and Records		13
	7.2.	Dividends		15
	7.3.	Reserves		15
	7.4.	Execution of Instruments		15
	7.5.	Fiscal Year		15
	7.6.	Seal		15

ii

EXHIBIT 3.1

AMENDED AND RESTATED
BYLAWS
OF
REGAL ENTERTAINMENT GROUP
AS AMENDED

1.     OFFICES

        1.1.    Registered Office

        The initial registered office of Regal Entertainment Group (the "Corporation") shall be located at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the initial registered agent in charge thereof shall be The Corporation Trust Company.

        1.2.    Other Offices

        The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

        1.3.    Books and Records

        The books and records of the Corporation may be kept at such place or places within or outside of the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine.

2.     MEETINGS OF STOCKHOLDERS

        2.1.    Place of Meetings

        All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairperson or any Chief Executive Officer, or if not so fixed, at the principal executive offices of the Corporation. Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

        2.2.    Annual Meetings

        The Corporation shall hold annual meetings of stockholders, commencing with the year 2003, on such date and at such time as shall be designated from time to time by the Board of Directors, the Chairperson or any Chief Executive Officer, at which stockholders shall elect the class of the Board of Directors whose terms expire in accordance with the Certificate of Incorporation of the Corporation, as amended, modified and/or restated from time to time (the "Certificate of Incorporation"), and transact such other business as may properly be brought before the meeting.

        2.3.    Special Meetings

        Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Board of Directors, the Chairperson or any Chief Executive Officer.

        If a special meeting is called by any person or persons other than the Board of Directors, the request for such special meeting shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairperson, any Chief Executive Officer or the Secretary of the Corporation. No business may be transacted at such special meeting other than as specified in the notice of such special meeting (or any supplement thereto) delivered to the Chairperson, any Chief Executive Officer or the Secretary of the Corporation and to the stockholders.

        2.4.    Notice of Meetings

        Notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.

        2.5.    Waivers of Notice

        Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person entitled to said notice, delivered to the Corporation, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

        2.6.    Business at Special Meetings

        Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws).

        2.7.    List of Stockholders

        After the record date for a meeting of stockholders has been fixed, at least ten (10) days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Board of Directors so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

        2.8.    Quorum at Meetings

        Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the voting power of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Except as otherwise provided by statute or by the Certificate of Incorporation, where a separate vote by a class or series or classes or series is required, the holders of a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting power of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

        2.9.    Voting and Proxies

        Unless otherwise provided in the Delaware General Corporation Law, the Corporation's Certificate of Incorporation or any resolution or resolutions of the Board of Directors providing for the issuance of preferred stock with greater or lesser voting rights pursuant to the authority expressly vested in the Board of Directors with regard thereto in the Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one (1) vote on each matter, in person or by proxy, for each share of the Corporation's capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (1) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (2) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

        2.10.    Required Vote

        When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. Where a separate vote by a class or series or classes or series is required, the affirmative vote of the holders of a majority of the voting power of the shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        2.11.    Action Without a Meeting

        Except as provided below in this Section 2.11 with regard to written consents in lieu of special meetings, no action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent in lieu of an annual meeting of stockholders. Any action required or permitted to be taken at a special stockholders' meeting may be taken without a meeting, without prior notice and without a vote, if (i) the outstanding shares of the Corporation's Class B Common Stock represents greater than 50% of the combined voting power of the outstanding shares of capital stock of the Corporation, and (ii) the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within sixty (60) days of the delivery of the earliest-dated consent. A telegram, cablegram or other electronic transmission consenting to such action and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.11, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (1) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is delivered to the Corporation in accordance with Section 228(d)(1) of the Delaware General Corporation Law. Written notice of the action taken shall be given in accordance with the Delaware General Corporation Law to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

        2.12.    Advance Notice of Stockholder Business

        To be properly brought before an annual meeting, any business (other than director nominations) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.12 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.12. For such business to be considered properly brought before the meeting by a stockholder such stockholder must, in addition to any other applicable requirements, have given timely notice and in proper form of such stockholder's intent to bring such business before such meeting.

        To be timely, such stockholder's notice must be in proper written form and must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the

Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the commencement of the preceding year's annual meeting.

        To be in proper form, a stockholder's notice to the Secretary shall set forth:

          (a)   the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder;

          (b)   a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

          (c)   a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

          (d)   any material interest of the stockholder in such business.

        No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.12; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.12 shall be deemed to preclude discussion by any stockholder of any such business. The Chairperson of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.

        2.13.    Advance Notice of Director Nomination

        Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may otherwise provided in the Certificate of Incorporation. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be specified in the notice of meeting (or any supplement thereto), (a) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.13.

        To be timely, a stockholder's notice must be in proper written form and must be delivered or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the commencement of the preceding year's annual meeting.

        To be in proper form, a stockholder's notice to the Secretary shall set forth:

          (a)   as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and

          (b)   as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        No person shall be eligible for election as director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13. If the Chairperson of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

3.     DIRECTORS

        3.1.    Powers

        The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.

        3.2.    Number and Election

        The number of directors that shall constitute the whole Board of Directors shall not be fewer than three (3) or more than ten (10). The first Board of Directors shall consist of ten (10) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors.

        3.3.    Nomination of Directors

        The Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any Corporation stockholder, provided such nomination(s) for such other candidates are submitted in writing to the Secretary of the Corporation in accordance with the requirements of and within the time period prescribed in Section 2.13 hereof, together with the identity of the nominator and the number of shares of the Corporation's stock owned, directly or indirectly, by the nominator. The directors whose terms expire in accordance with the Certificate of Incorporation of the Corporation shall be elected at the annual meeting of the stockholders, except as provided in Section 3.4 hereof, and each director so elected shall hold office until such director's successor is elected and qualified or until the director's earlier death, resignation or removal. Directors need not be stockholders.

        3.4.    Vacancies

        Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal. In the event that one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors of the class to which each such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

        3.5.    Meetings

            3.5.1.    Regular Meetings

            Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

            3.5.2.    Special Meetings

            Special meetings of the Board of Directors may be called by the Chairperson or any Chief Executive Officer on one (1) day's notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one (1) day in advance of the meeting), telegram, facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in Section 232(c) (or any successor to such Section) of the Delaware General Corporation Law (effective when directed to the director), and on five (5) days' notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

            3.5.3.    Telephone Meetings

            Members of the Board of Directors may participate in a meeting of the Board of Directors by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

            3.5.4.    Action Without Meeting

            Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.

            3.5.5.    Waiver of Notice of Meeting

            A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before, at or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

        3.6.    Quorum and Vote at Meetings

        At all meetings of the Board of Directors, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed from time to time pursuant to Section 3.2 hereof. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

        3.7.    Committees of Directors

        The Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by applicable law, by the Certificate of Incorporation or by these Bylaws. Unless otherwise specified in the Board of Directors resolution appointing the Committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members.

        3.8.    Compensation of Directors

        The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.     OFFICERS

        4.1.    Positions

        The officers of the Corporation shall be a Chairperson (unless otherwise specifically determined by resolution of the Board of Directors as provided below), one or more Chief Executive Officers (or Co-Chief Executive Officers, if applicable), a Secretary and a Treasurer, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including one or more Vice Chairmen, Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall any Chief Executive Officer and the Secretary be the same person. As set forth below, each of the Chairperson, any Chief Executive Officer, any Executive Vice President and/or any Vice President may execute bonds, mortgages, deeds and other contracts under the seal of the Corporation, if required, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

        4.2.    Chairperson and Vice Chairmen of the Board of Directors

        Unless otherwise specifically determined by resolution of the Board of Directors, the Chairperson and the Vice Chairmen of the Board of Directors shall be officers of the Corporation. The Chairperson

(whether or not designated as an officer of the Corporation) shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chairperson may execute bonds, mortgages, deeds and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or other agent of the Corporation. In the absence or disability of the Chairperson, the Vice Chairman (in the event there be more than one Vice Chairman, the Vice Chairman in the order of election) shall be vested with and shall perform all powers and duties of the Chairperson.

        4.3.    Chief Executive Officer

        The Chief Executive Officer (which title shall be deemed to include Co-Chief Executive Officers, if applicable, wherever reference is made to Chief Executive Officer herein and the context does not otherwise require) shall be the principal executive officer(s) of the Corporation and shall have full responsibility and authority for management of the day-to-day operations of the Corporation (subject to the authority of the Board of Directors). The Chief Executive Officer may (or Co-Chief Executive Officers, if applicable, may, either individually or jointly) execute bonds, mortgages, deeds and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer(s) shall have the express authority to sign certificates representing shares of the Corporation's capital stock as "President".

        4.4.    Vice President

        Each Vice President shall have such powers and perform such duties as the Board of Directors or any Chief Executive Officer may from time to time prescribe. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

        4.5.    Secretary

        The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

        4.6.    Assistant Secretary

        The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.

        4.7.    Treasurer

        The Treasurer shall be the chief financial officer of the Corporation and shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the Chief Executive Officer(s) and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

        4.8.    Assistant Treasurer

        The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

        4.9.    Term of Office

        The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

        4.10.    Compensation

        The compensation of officers of the Corporation shall be fixed by the Board of Directors, a committee of the Board of Directors designated for the purpose or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

        4.11.    Fidelity Bonds

        The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5.     CAPITAL STOCK

        5.1.    Certificates of Stock; Uncertificated Shares

        The shares of the Corporation may be certificated or uncertificated, as provided under the Delaware General Corporation Law. Notwithstanding the preceding sentence, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairperson, Chief Executive Officer (as President) or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation. All certificates representing capital stock of the Corporation shall be numbered and entered into the books of the Corporation as they are issued, and shall bear the holders' name and number of shares of capital stock represented by the certificate. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

        5.2.    Lost Certificates

        The Board of Directors, Chairperson, Chief Executive Officer or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

        5.3.    Record Date

            5.3.1.    Actions by Stockholders

            In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

            In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing (if permitted under Section 2.11) without a special meeting (action by written consent in lieu of annual meetings of stockholders being prohibited under all circumstances), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a special meeting (if permitted under Section 2.11), when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a special meeting (if permitted under Section 2.11) shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

            5.3.2.    Payments

            In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        5.4.    Stockholders of Record

        The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

        5.5.    Transfers of Stock

        Transfers of stock shall be made upon the books of the Corporation only by the record holder of such stock, in person or by duly authorized attorney, and, in the case of stock represented by a certificate, upon the surrender of the certificate or certificates for the same number of shares, properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation, these Bylaws and the Delaware General Corporation Law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint one or more transfer agents or registrars of transfers or both, and may require all stock certificates to bear the signature of either or both.

6.     INDEMNIFICATION; INSURANCE

        6.1.    Authorization of Indemnification

        Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 6.2 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        6.2.    Right of Claimant to Bring Action Against the Corporation

        If a claim under Section 6.1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 6.1 hereof, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

        6.3.    Non-exclusivity

        The rights to indemnification and advance payment of expenses provided by Section 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        6.4.    Survival of Indemnification

        The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 6.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

        6.5.    Insurance

        The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

7.     GENERAL PROVISIONS

        7.1.    Inspection of Books and Records

        Any stockholder of record of the Corporation, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

        7.2.    Dividends

        The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware.

        7.3.    Reserves

        The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

        7.4.    Execution of Instruments

        All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        7.5.    Fiscal Year

        The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        7.6.    Seal

        The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

* * * * *

QuickLinks

AMENDED AND RESTATED BYLAWS of Regal Entertainment Group as Amended
TABLE OF CONTENTS
AMENDED AND RESTATED BYLAWS OF REGAL ENTERTAINMENT GROUP AS AMENDED